Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE

Principal Amount: U.S. $500,000	Issue Date: August 29, 2008

FOR VALUE RECEIVED, the undersigned, Commonwealth Biotechnologies, Inc., a Virginia corporation (the “Maker”), promises to pay to the order of Fornova Pharmaworld Inc., OMC Chambers, P.O. Box 152, Road Town, Tortola, British Virgin Island (the “Holder”), or its successors, the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest thereon as set forth below.

1. Principal and Interest.

(a) interest shall accrue on the outstanding principle amount of this Note from the date hereof until paid in full at a rate of ten percent (10%) per annum compounded monthly.

(b) Payments of accrued interest shall be due and payable in twelve (12) monthly installments commencing on September 28, 2008 and continuing monthly thereafter through and including August 28, 2009 (the “Maturity Date”).

(c) Payment of the entire $500,000 principal amount together with interest shall be due and payable on the Maturity Date.

(d) Payments hereunder shall be made in lawful money of the United States on the dates due at Hong Kong or at such other place as may be designated by the Holder to the Maker in writing.

(e) Following the occurrence and during the continuance of an Event of Default, from the first date of such occurrence, the annual interest rate on this note shall be twelve percent (12%), and be due on demand.

2. Events of Default.

Upon the occurrence and during the continuance of any of the following events (an “Event of Default”), the Holder may declare the principal of and interest on this Note immediately due and payable, whereupon this Note shall become immediately due and payable, and the Holder may also have the right to demand immediate conversion of this Note:

(a) The Maker fails to pay when due any principal or interest payment hereunder and such failure continues for a period of fifteen (15) days; or

(b) The Maker makes an assignment for the benefit of creditors, commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

(c) A case in bankruptcy or any proceeding under any other insolvency law is commenced against the Maker (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against the Maker as the debtor in such case or proceeding, and such case or proceeding is continued for sixty (60) days, or the Maker consents to or admits the material allegations against it in any such case or proceeding; or

(d) A trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of the Maker for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors; or

(e) The Nasdaq Stock Market formally delists the Maker’s common stock, without par value per share (“Common Stock”) from the Nasdaq Capital Market; or

(f) The Nasdaq Stock Market suspends trading of the Common Stock on the Nasdaq Capital Market for a period that exceeds five (5) consecutive trading days.

(g) The Maker’s failure to deliver shares of its Common Stock to the Holder in accordance with the provisions of Section 3 of this Note;

(h) The breach by the Maker of the terms of a certain registration rights agreement to be executed by the Maker and the Holder following the execution of this Note, the form of which will be mutually acceptable to the Maker and the Holder, relating to the Common Stock underlying the Note;

(i) The commencement of any action, suit, proceeding, arbitration, legal action or similar proceeding by any third party (other than the Holder) against the Maker, the result of which, if successful would result in a material adverse effect upon the Maker’s financial condition and/or business operations;

3. Conversion.

(a) At any time during the period commencing sixty (60) calendar days after the Issue Date and ending seven (7) calendar days prior to the Maturity Date (the “Conversion Period”), this Note may be converted, at the option of the Holder, into shares of Common Stock at a price of $1.01 per share (the “Conversion Price”).

(b) The Holder may exercise its right to convert this Note in accordance with Section 3(a) by (i) giving notice to the Maker to convert this Note into fully paid shares of the Maker’s Common Stock at the Conversion Price (the “Conversion Notice”) and (ii) surrendering this Note, duly endorsed, at the Maker’s principal corporate office. The Maker shall as soon as practicable, but no less than sixty (60) calendar days thereafter, issue and deliver to the Holder a certificate or certificates for the number of shares of the Maker’s Common Stock to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the Maker receives the Conversion Notice and the Holder surrender’s this Note.

(c) The Maker will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Note against impairment.

(d) The issue of securities certificates on conversion of this Note shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Maker shall not be required to issue or deliver any certificate in respect of such securities unless and until the person or persons requesting the issuance thereof shall have paid to the Maker the amount of such tax or shall have established to the satisfaction of the Maker that such tax has been paid.

(e) The Maker agrees that the Maker will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the securities as from time to time shall be receivable upon the conversion of this Note.

(f) Prior to the conversion of this Note into equity of the Maker, if applicable, the Holder of this Note shall not be entitled to any rights of a stockholder of the Maker, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall riot be entitled to receive any notice of any proceedings of the Maker, except as provided herein or as otherwise agreed.

(g) Registration statement shall be filed timely when the shares are issued.

(h) During the period the conversion rights exists, the Maker will reserve from its authorized and unissued Common Stock the maximum number of shares issuable upon conversion of this Note. The Maker represents that it has full power and authority to enter into this Note. Further, its executive officers and/or agents have been granted full power and authority to execute the Note and implement its terms.

(i) The conversion right of the Holder shall remain enforceable notwithstanding the occurrence of an Event of Default.

4. Call of Note by the Maker.

(a) The Maker shall not, directly or indirectly, call for redemption, redeem, prepay, repurchase, or otherwise acquire (any such event referred to herein as a “call”) this Note or any portion thereof except as set forth in this Section 4.

(b) On January 29, 2009 (the “Call Date”), the Maker may, at its option, call this Note at a price equal to the outstanding principal of, plus accrued but unpaid interest on, this Note.

(c) The right of the Maker to call this Note pursuant to this Section 4 shall be conditioned upon the Maker’s giving notice of such call (the “Call Notice”) by personal delivery, overnight courier, certified mail or by facsimile, signed by an authorized officer, to the Holder of this Note, not less than thirty (30) calendar days prior to the Call Date. The Call Notice shall be irrevocable.

5. Severability. The invalidity, illegality or unenforceability of any provision of this Note shall not render invalid, illegal or unenforceable any other provision hereof.

6. Costs of Collection. The Maker agrees to pay all reasonable out-of-pocket expenses of the Holder (including reasonable fees of its counsel) in connection with the enforcement of any provision of this Note or the collection of this Note.

7. No Waiver of Remedies. No failure or delay on the part of the Holder in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the Holder’s rights with respect to any and all other rights and powers.

8. Certain Waivers. The Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

9. Non-Negotiability; Successors and Assigns. This Note shall be binding upon the Maker and its successors and assigns.

10. Headings and Captions. Any headings or captions preceding the text of the separate sections hereof are intended solely for convenience of reference and shall not constitute a part of this Note, nor shall they affect its meaning, construction or effect.

11. Notices. All notices, demands, requests, consents, approvals and other communications required shall he in writing and, unless otherwise specified herein, shall be delivered by air courier service with charges prepaid or transmitted by fax, addresses as set forth below or to such other address as such party shall have specified most recently by written notice. The addresses for such communications shall be; (i) if to the Maker: Commonwealth Biotechnologies, Inc., 61 Biotech Drive, Richmond, Virginia 23235, Attn: Paul D’Sylva, CEO, tel: (804) 6482641, and (ii) if to the Holder,

Fornova Pharmaworld Inc.

Address: Post Box 9389 9-1-301 pobl00093, Beijing

Attention: Sam Liu Tel: 0106768220

12. Governing Law. This Note shall be governed by the laws of the Commonwealth of Virginia without reference to its principles of conflicts of law.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name by an authorized officer as of the 29th day of August 2008.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva
Name:	Paul D’Sylva
Title:	CEO

WITNESS:

By:
Name:
Title:

Acknowledged by the Holder:

Company Name: FORNOVA PHARMAWORLD US INC.

By:	/s/ Dezheng Li
Name:	Dezheng Li
Title:	Director